EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77648) pertaining to the Employee Stock Option Plan of Cygne Designs, Inc. and in the Registration Statement (Form S-8 No. 33-77650) pertaining to the Stock Option Plan for non-employee Directors of Cygne Designs, Inc. of our report dated March 26, 1999 with respect to the consolidated financial statements and schedule of Cygne Designs, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 30, 1999 of Cygne Designs, Inc.



New York, New York
April 29, 1999